Velo3D, Inc. Announces Executive Leadership Changes

Appoints Hull Xu as Chief Financial Officer

Re-alignment Initiatives Remain on Plan

CAMPBELL, Calif, April 22, 2024-- Velo3D, Inc. (NYSE: VLD) (the “Company” or “Velo3D”), a leading metal additive manufacturing technology company for mission-critical parts, today announced changes to its leadership structure as well as that its re-alignment initiatives to maximize cash flow and operational efficiency remain on plan.

The Company has appointed Hull Xu as its new Chief Financial Officer, replacing acting CFO Bernard Chung, who will leave the Company on April 29, 2024 following the acceptance of another opportunity. Mr. Xu brings more than 15 years of corporate finance experience in the technology industry, most recently with Cepton, Inc. as Chief Financial Officer as well as significant capital markets and investment banking experience at the Royal Bank of Canada, Barclays Capital, and GE Capital. He will be responsible for the Company’s finance, accounting, treasury, corporate development, and investor relations activities. Mr. Xu holds an M.B.A. from the Haas School of Business at the University of California, Berkeley, an M.S. in Electrical Engineering from Stanford University and a B.S. in Electrical Engineering from the University of California, Davis.

Additionally, Michelle Sidwell, the company’s Executive Vice President of Global Sales and Business Development has been appointed to the newly created position of Chief Commercial Officer to unify sales, product strategy and the company’s customer service initiatives. She will now oversee the company’s sales, marketing, customer service and business development organizations. The company also announced that Renette Yousef, Chief Marketing Officer, will be leaving the company to pursue other opportunities.

“We are excited to announce the appointment of Hull as Chief Financial Officer. He is a highly accomplished financial executive who brings more than 15 years in financial, operating and capital market experience to Velo3D and his knowledge will be critical in the execution of our strategic priorities,” said Brad Kreger, CEO of Velo3D. “I would also like to thank Bernie for his dedication and guidance, especially over the last 6 months, as we positioned the Company for future success and wish him the best of luck in his future endeavors.”

“Additionally, we are also pleased to announce the appointment of Michelle Sidwell as our Chief Commercial Officer. Michelle has been instrumental in rebuilding our bookings pipeline in addition to working tirelessly to improve the success of our customers. We believe that by combining all customer facing responsibilities into one organization, we will improve organizational efficiency, accelerate our ability to respond to customer feedback and provide a comprehensive go to market approach.”

“Overall, I am very pleased with our strategic initiative execution so far this year. We are successfully rebuilding our backlog and pipeline as we booked $27 million in new orders since mid-December 2023. Also, our efforts to improve system reliability are paying off as we are seeing increased orders from existing customers while rapidly expanding our footprint in the defense sector. Finally, we are continuing to execute on our cost realignment programs to improve margins and cash flow.”

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the Company’s bookings and backlog which may not lead to completed sales, the Company’s expectations regarding its margins and cash flow, and the Company’s other expectations, hopes, beliefs, intentions, or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “FY 2023 10-K”), which was filed by the Company with the SEC on April 3, 2024 and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the period over which the Company anticipates its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements and the Company's ability to continue as a going concern; (3) the Company's ability to service and comply with its indebtedness; (4) the Company's ability to satisfy New York Stock Exchange Listing rules; (5) changes in the applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the lingering effects of the global COVID-19 pandemic; and (8) other risks and uncertainties indicated from time to time described in the FY 2023 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Velo, Velo3D, Sapphire, and Intelligent Fusion, are registered trademarks of Velo3D, Inc. Without Compromise, Flow and Assure, are trademarks of Velo3D, Inc.

All Rights Reserved © Velo3D, Inc.

Media Contact:
Dan Sorensen, Senior Director of Public Relations
press@velo3d.com

Investor Relations:
Bob Okunski, VP Investor Relations
investors@velo3d.com

Source: Velo3D